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Exhibit 23.4

Consent of Zhengyuan Hexing CPA Limited

China Hospitals, Inc.
2501 China World Tower I
China World Trade Center
No. 1 Jian Guo Men Wai Avenue
Beijing 10004, P.R. China
People's Republic of China

  RE:
  China Hospitals, Inc.

Ladies and Gentlemen:

        We hereby consent to the use of and reference to our name under the captions "evaluators" and "Experts" in the prospectus included in the registration statement on Form F-1, filed by China Hospitals, Inc. with the United States Securities and Exchange Commission on June , 2005 under the Securities Act of 1933, as amended.

Sincerely yours,

Zhengyuan Hexing CPA Limited
/s/ Shoutang Liu
Date: June , 2005
[COMPANY STAMP]

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Exhibit 23.4
Consent of Zhengyuan Hexing CPA Limited